Exhibit 10.27

EXECUTION

AMENDMENT NUMBER THIRTEEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 17, 2013,

between

VELOCITY COMMERCIAL CAPITAL, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER THIRTEEN (this “Amendment Number Thirteen”) is made this 21st day of July, 2017, between VELOCITY COMMERCIAL CAPITAL, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 17, 2013, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement, and the Buyer has agreed, subject to the terms and conditions set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of July 21, 2017 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by deleting the definitions of “Sanctioned Country”, “Sanctioned Person” and “Termination Date” and replacing them with the following, in each case in the appropriate respective alphabetical order:

“Sanctioned Country” shall have the meaning provided in Section 12(hh) hereof.

“Sanctioned Person” shall have the meaning provided in Section 12(hh) hereof.

“Termination Date” shall mean July 20, 2018 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Section 2 of the Agreement is hereby amended by adding new definitions of “Anti-Money Laundering Laws” and “Sanctions”, in each case in the appropriate respective alphabetical order, to read in their entirety as follows:

“Anti-Money Laundering Laws” shall have the meaning provided in Section 12(bb) hereof.

“Sanctions” shall have the meaning provided in Section 12(hh) hereof.

(c) Section 12(p) of the Agreement is hereby amended by deleting “$55,000,000” and replacing it with “$75,000,000”.

(d) Section 12(aa) of the Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(e) Section 12(bb) of the Agreement is hereby amended to read in its entirety as follows:

(bb) Anti-Money Laundering. The operations of Seller, Guarantor and each of their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Seller, Guarantor or any of their Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Seller, Guarantor or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Seller or Guarantor, threatened.

(f) Section 12 of the Agreement is hereby amended by deleting clauses (hh) and (ii) and replacing such clauses with the following:

(hh) Sanctions. Neither Seller nor Guarantor, or any of their Subsidiaries or, to the knowledge of Seller or Guarantor, any director, officer, agent, employee or affiliate of Seller or Guarantor or any of their Subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by OFAC, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii) Transactions with Sanctioned Persons. Neither Seller nor Guarantor, or any of their Subsidiaries, has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does Seller or Guarantor or any of their Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(g) Section 13(h) of the Agreement is hereby amended by inserting the phrase “and their Subsidiaries” after the phrase “each of Seller and Guarantor”.

(h) Section 13(q) of the Agreement is hereby amended by deleting “$55,000,000” and replacing it with “$75,000,000”.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Thirteen (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Thirteen shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER THIRTEEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Thirteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Thirteen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Thirteen to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:	/s/ Chris Farrar
Name:	Chris Farrar
Title:	President and CEO

CITIBANK, N.A. (Buyer)

By:
Name:
Title:

Amendment Thirteen to MRA

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Thirteen to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:
Name:
Title:

CITIBANK, N.A. (Buyer)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

Amendment Thirteen to MRA